Exhibit (e)(2)

EXHIBIT A

1x Long VIX Futures Strategy K-1 Free ETF

Volatility Premium Plus ETF

2x Bitcoin Strategy ETF

2x Ether ETF

Solana ETF

2x Solana ETF

XRP ETF

2x XRP ETF

Cardano ETF

2x Cardano ETF

Chainlink ETF

2x Chainlink ETF

Stellar ETF

2x Stellar ETF

Sui ETF

2x Sui ETF

Avalanche ETF

2x Avalanche ETF

Bitcoin Volatility ETF

2x Bitcoin Volatility ETF

-1x Bitcoin Volatility ETF